UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2023, Mullen Automotive Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) in connection with the Company’s existing securities purchase agreement dated as of June 7, 2022 and amended on June 23, 2022, September 19, 2022, November 15, 2022, and April 3, 2023 (the “Securities Purchase Agreement”). The terms of the Securities Purchase Agreement, including the warrants, were previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2022.

Pursuant to the Letter Agreement, the Company and Acuitas Capital LLC (“Acuitas”) agreed that in lieu of the issuance and delivery by the Company of 27,567,195 shares of Series D Convertible Preferred Stock, par value $0.001 per share, to Acuitas upon receipt of $20,000,000 paid by Acuitas on June 1, 2023, the Company will issue 19,493,071 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants exercisable for 8,074,124 shares of Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants have an exercise price of $0.001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Acuitas (together with its affiliates) may not exercise the Pre-funded Warrants to the extent that Acuitas would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise. The Company also issued to Acuitas warrants exercisable for 50,999,310 shares of Common Stock (the “Warrants”). The Warrants have an exercise price of $0.7255 per share.

The foregoing summaries of the Letter Agreement and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Letter Agreement and the Pre-Funded Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A description of the terms of the Warrants and a form of Warrant can be found in the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2022.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 regarding the issuance of Common Stock, Pre-Funded Warrants and warrants pursuant to the Securities Purchase Agreement, as amended by the Letter Agreement, is incorporated by reference into this Item 3.02. Such Common Stock, Pre-Funded Warrants, and warrants will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

On June 5, 2023, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) to its prospectus dated February 14, 2023, which was included in the registration statement on Form S-3 (Registration No. 333-269766) filed with the SEC on February 14, 2023. The Prospectus Supplement relates to the registration of 242,124,674 additional shares of Common Stock, including shares of Common Stock issuable upon exercise of warrants and Pre-Funded Warrants issued to certain selling stockholders identified in the Prospectus Supplement in connection with (i) the Settlement Agreement and Release, dated January 13, 2023, between the Company and Acuitas, as amended on March 2, 2023, and as further amended by the Letter Agreement, and (ii) the Securities Purchase Agreement, as further amended by that certain letter agreement, dated May 15, 2023, between the Company and each of the buyers that are parties to the Securities Purchase Agreement.

An opinion of the Company’s counsel, McDermott Will & Emery LLP, regarding the legality of the Common Stock covered by the Prospectus Supplement described above is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Pre-Funded Warrant, dated June 5, 2023.
5.1	Opinion of McDermott Will & Emery LLP.
10.1	Letter Agreement, dated June 5, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC
23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: June 5, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer